                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant  [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[_] Preliminary Proxy Statement [_] Confidential, for Use of the Commission Only

[X] Definitive Proxy Statement      (as permitted by Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           ESB Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
                                                                       ---------

    (2) Aggregate number of securities to which transaction applies:
                                                                    ------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                                                  --------------

    (4) Proposed maximum aggregate value of transaction:
                                                        ------------------------

    (5) Total fee paid:
                       ---------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:
                                ------------------------------------------------

    (2) Form, schedule or registration statement no.:
                                                     ---------------------------

    (3) Filing party:
                      ----------------------------------------------------------

    (4) Date filed:
                   -------------------------------------------------------------

                      [LETTERHEAD OF ESB FINANCIAL CORP]



                              600 Lawrence Avenue
                       Ellwood City, Pennsylvania 16117
                                 724/758-5584

                                                                 March 23, 1999

Dear Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders of ESB Financial Corporation (the "Company"). The meeting will be held at the Connoquenessing Country Club located at RD #2, Route 65, Ellwood City, Pennsylvania, on Tuesday, April 20, 1999, at 4:00 p.m., Eastern Time. The matters to be considered by stockholders at the Annual Meeting are described in detail in the accompanying materials.

   The Board of Directors of ESB Financial Corporation has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its shareholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote "FOR" each matter to be considered.

   It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. Let me urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

   Your continued support of and interest in ESB Financial Corporation is appreciated.

                                          Sincerely,

                                            /s/  Charlotte A. Zuschlag

                                          Charlotte A. Zuschlag
                                          President and Chief Executive
                                          Officer

                           ESB FINANCIAL CORPORATION
                              600 Lawrence Avenue
                       Ellwood City, Pennsylvania  16117
                                 (724) 758-5584
                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 20, 1999

                          ----------------------------

     NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of ESB Financial Corporation (the "Company") will be held at the Connoquenessing Country Club located at RD #2, Route 65, Ellwood City, Pennsylvania, on Tuesday, April 20, 1999, at 4:00 p.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

     1. To elect three directors for a three-year term and until their successors are elected and qualified;

     2. To ratify the appointment of KPMG LLP as the Company's independent public accountants for the year ending December 31, 1999;

     3. To transact such other business as may properly come before the meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the Annual Meeting, management is not aware of any other matters which could come before the Annual Meeting.

     The Board of Directors has fixed March 10, 1999 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ Frank D. Martz

                              Frank D. Martz
                              Senior Vice President of Operations and
                                Secretary
March 23, 1999
Ellwood City, Pennsylvania

   YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                           ESB FINANCIAL CORPORATION

                         -----------------------------

                                PROXY STATEMENT

                         -----------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                 April 20, 1999

General

     This Proxy Statement is being furnished to the holders of common stock, $0.01 par value per share ("Common Stock"), of ESB Financial Corporation (the "Company"), the savings and loan holding company of ESB Bank, F.S.B. (including all predecessors thereto, "ESB Bank"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at its Annual Meeting of Stockholders ("Annual Meeting") to be held at the Connoquenessing Country Club located at RD #2, Route 65, Ellwood City, Pennsylvania, on Tuesday, April 20, 1999, at 4:00 p.m., Eastern Time, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is expected to be mailed to stockholders on or about March 23, 1999.

Voting Rights

     Only stockholders of record at the close of business on March 10, 1999 ("Voting Record Date") will be entitled to notice of and to vote at the Annual Meeting. At such date, there were 5,264,060 shares of Common Stock issued and outstanding and the Company had no other class of equity securities outstanding.

     Holders of record of Common Stock at the close of business on March 10, 1999 will be entitled to one vote per share on all matters that may properly come before the Annual Meeting. Stockholders of the Company are not permitted to cumulate their votes for the election of directors. The election of directors requires an affirmative vote of a majority of the votes cast with a quorum present. The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on March 10, 1999 is necessary to constitute a quorum at the Annual Meeting. Abstentions are considered in determining the presence of a quorum. The affirmative vote of the holders of a majority of the total votes cast at the Annual Meeting is required for approval of the proposal to ratify the appointment of the independent auditors. Abstentions will not be counted as votes cast, and accordingly will have no effect on the voting with respect to this proposal. Under rules of the New York Stock Exchange, the proposals for election of directors and ratification of independent auditors are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker non-votes."

Proxies

     Shares of Common Stock represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, such proxies will be voted (i) FOR the nominees for director described herein;
(ii) FOR the ratification of KPMG LLP as the Company's independent public accountants for the year ending December 31, 1999; and (iii) in the discretion of the proxy holder as to any other matter which may properly come before the Annual Meeting. Any holder of Common Stock who returns a signed proxy but fails to provide instructions as to the manner in which such shares are to be voted will be deemed to have voted in favor of the matters set forth in the preceding sentence.

     A stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly-executed proxy bearing a later date, or (iii) attending the Annual Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: ESB Financial Corporation, 600 Lawrence Avenue, Ellwood City, Pennsylvania 16117,
Attention: Secretary.

Beneficial Ownership

     The following table sets forth information as to the Common Stock beneficially owned, as of March 10, 1999, by all directors and executive officers of the Company as a group. As of March 10, 1999, no person other than as set forth on the next page was known by the Company to be the beneficial owner of more than 5% of the Company's issued and outstanding Common Stock.

                                            Amount and Nature of       Percent
Name and Address of Beneficial Owner      Beneficial Ownership(1)     of Class
---------------------------------------   -----------------------     ---------
ESB Financial Corporation
Employee Stock Ownership Plan Trust
600 Lawrence Avenue
Ellwood City, Pennsylvania  16117                558,243(2)            10.60%

Directors and officers of the Company
  as a group (12 persons)                        870,059(3)            15.83%

---------------------------------

(1) Pursuant to rules promulgated by the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended ("Exchange Act"), a person or entity is considered to beneficially own shares of Common Stock if the person or entity has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, a person has sole voting power and sole investment power with respect to the indicated shares. Shares which are subject to stock options and which may be exercised within 60 days of March 10, 1999 are deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by such person.

(2) The ESB Financial Corporation Employee Stock Ownership Plan Trust ("Trust") was established pursuant to the ESB Financial Corporation Employee Stock Ownership Plan ("ESOP") by an agreement between the Company and William B. Salsgiver, George William Blank, Jr., Herbert S. Skuba and Edmund C. Smith who act as trustees of the ESOP ("Trustees"). As of March 10, 1999, 272,449 shares held in the Trust were unallocated, and 285,794 shares held in the Trust had been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustees will generally vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and allocated shares for which employees do not give instructions will generally be voted in the same ratio on any matter as to those shares for which instructions are given. Unallocated shares held in the ESOP will be voted by the ESOP Trustees in accordance with their fiduciary duties as trustees.

(3) Includes 232,108 shares which may be acquired by all directors and officers of the Company as a group upon the exercise of stock options. Also includes 50,401shares which are held by the ESOP, which have been allocated to the accounts of participating officers and, consequently, will be voted at the Annual Meeting by such participating officers. Does not include 2,553 shares held by a trust established by the Company to fund certain benefits to be paid to the President and Chief Executive Officer of the Company. See "Executive Compensation - Excess Benefit Plan."

                             ELECTION OF DIRECTORS

     The Amended and Restated Articles of Incorporation ("Articles of Incorporation") and Bylaws of the Company provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible, and that the members of each class shall be elected for terms of three years and until their successors are elected and qualified, with one of the three classes of directors to be elected each year. The number of directors currently authorized by the Company's Bylaws is eight.

     At the Annual Meeting, stockholders of the Company will be asked to elect three directors of the Company for a three-year term and until their successors are elected and qualified. The three nominees for election as directors were selected by the Nominating Committee of the Board of Directors and each nominee currently serves as a director of the Company. There are no arrangements or understandings between the persons named and any other person pursuant to which such person was selected as a nominee for election as a director at the Annual Meeting, and no director or nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption.

     If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors of the Company. At this time, the Board of Directors knows of no reason why any of the nominees may not be able to serve as a director if elected.

     Article 7.F of the Company's Articles of Incorporation governs nominations for election to the Board of Directors and requires all nominations for election to the Board of Directors, other than those made by or at the direction of the Board, to be made pursuant to timely notice in writing to the Secretary of the Company, as set forth in the Articles of Incorporation. To be timely, with respect to an election to be held at an annual meeting of stockholders, a stockholders' notice must be delivered to, or mailed and received at, the principal executive offices of the Company, not later than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Each written notice of a stockholder nomination must set forth certain information specified in the Articles of Incorporation. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the procedures set forth in the Articles of Incorporation.

Information with Respect to Nominees for Director and Continuing Directors

     The following tables present information concerning each nominee for director and each director whose term continues and reflects his/her tenure as a director of the Company, his/her principal occupation during the past five years as well as the number of shares of the Common Stock beneficially owned by each such person as of March 10, 1999.


           NOMINEES FOR DIRECTOR FOR THREE YEAR TERM EXPIRING IN 2002

                                                                                           Common Stock
                                                                                       Beneficially Owned as
                                   Position with the Company and                       of March 10, 1999(2)
                               Principal Occupation During the Past      Director      ----------------------
      Name                Age                Five Years                   Since           No.            %
---------------------     ---  ------------------------------------      --------      --------       -------
Herbert S. Skuba          60  Vice Chairman of the Board of the             1988(1)       73,737(3)      1.40%
                              Company and ESB Bank; Director,
                              President and Chief Executive Officer
                              of Ellwood City Hospital, Ellwood City,
                              Pennsylvania.

Charlotte A. Zuschlag     47  Director; President and Chief Executive       1988(1)      165,868(4)      3.12%
                              Officer of the Company since February
                              1991 and of ESB Bank  since June
                              1989; Executive Vice President and
                              Chief Executive Officer of ESB Bank
                              from November 1988 through May
                              1989; Vice President of Operations of
                              ESB Bank from May 1988 through
                              November 1988.

William B. Salsgiver      65  Chairman of the Board of the Company          1987(1)      166,514(5)      3.15%
                              and ESB Bank; a principal of the
                              property development and residential
                              construction firm, Perry Homes,
                              Zelienople, Pennsylvania.


           THE BOARD OF DIRECTORS RECOMMENDS THAT THE ABOVE NOMINEES
                            BE ELECTED AS DIRECTORS

                     DIRECTORS WITH TERMS EXPIRING IN 2000

                                                                             Common Stock
                                                                         Beneficially Owned as
                           Position with the Company and                 of March 10, 1999(2)
                            Principal Occupation During      Director    ----------------------
     Name           Age          the Past Five Years           Since         No.           %
     ----           ---    ------------------------------    --------    ---------      -------
Charles Delman      73  Director; retired; Chairman,             1994     31,344(6)        *
                        President and Chief Executive
                        Officer of ESB Bancorp, Inc. from
                        June 1989 to March 1994 and
                        President of Economy Savings Bank,
                        PaSA ("Economy") from 1971 to
                        December 1992.  Chairman of
                        Economy from January 1993 to
                        March 1994.

Edmund C. Smith     78  Director; retired; former Works          1994     29,902(7)        *
                        Manager, Armco Steel, Ambridge,
                        Pennsylvania.

                     DIRECTORS WITH TERMS EXPIRING IN 2001

                                                                                           Common Stock
                                                                                      Beneficially Owned as
                                     Position with the Company and                     of March 10, 1999(2)
                                      Principal Occupation During       Director      ----------------------
         Name                Age          the Past Five Years             Since          No.            %
         ----                ---     -----------------------------      --------      --------       -------
George William Blank, Jr.     75  Director; President of George W.         1974(1)       62,598(8)     1.19%
                                  Blank Supply Co., Inc., Ellwood
                                  City, Pennsylvania, a concrete
                                  products manufacturer and building
                                  supply distributor.

Lloyd L. Kildoo               59  Director; Owner and Funeral              1986(1)      133,064(9)     2.52%
                                  Director of Glenn-Kildoo Funeral
                                  Homes of Zelienople and Cranberry
                                  Township, Pennsylvania.

Edwin A. Thaner               50  Director; Proprietor and principal       1997          31,354(10)     *
                                  engineer with E.A. Thaner &
                                  Associates, Wexford, Pennsylvania,
                                  a civil engineering firm.

                                                   (Footnotes on following page)
                                                   -----------------------------

-----------------------------

*    Amounts to less than 1.0% of the issued and outstanding Common Stock.

(1)  Includes service with ESB Bank and all predecessors thereto.

(2) Based on information furnished by the respective individuals. For the purposes of the preceding tables, pursuant to rules promulgated by the SEC under the Exchange Act, a person or entity is considered to beneficially own shares of Common Stock if the person or entity has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, a director has sole voting power and sole investment power with respect to the indicated shares. Shares which are subject to stock options and which may be exercised within 60 days of March 10, 1999 are deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by such person.

(3) Includes 19,086 shares held by Mr. Skuba's wife, 23,665 shares owned jointly with Mr. Skuba's wife, with whom voting and dispositive power is shared, 2,178 shares held by Mr. Skuba's son, 581 shares held in Mr. Skuba's IRA and 16,127 shares which may be acquired by Mr. Skuba upon the exercise of stock options. Does not include 24,349 shares owned by the Ellwood City Hospital, of which Mr. Skuba serves as President and Chief Executive Officer and as to which beneficial ownership is disclaimed.

(4) Includes 998 shares held in trust for Ms. Zuschlag's five nieces and nephews, for which she is custodian, 197 shares held in trust for Ms. Zuschlag's two godsons, for which she is custodian, 3,852 shares held in Ms. Zuschlag's IRA, 57,806 shares which may be acquired by Ms. Zuschlag upon the exercise of stock options and 12,269 shares held by the Company's ESOP for the account of Ms. Zuschlag. Does not include 1,935 shares held by a trust established by the Company to fund certain benefits to be paid to Ms. Zuschlag pursuant to an Excess Benefit Plan. Ms. Zuschlag does not possess voting or investment power with respect to such shares. See "Executive Compensation - Excess Benefit Plan."

(5) Includes 115,382 shares owned jointly with Mr. Salsgiver's wife, with whom voting and dispositive power is shared, 6,284 shares held in Mr. Salsgiver's IRA, 16,127 shares which may be acquired by Mr. Salsgiver upon the exercise of stock options and 7,200 shares held in trust for which he is trustee.

(6) Includes 14,419 shares owned by Mr. Delman's wife, 859 shares held in Mr. Delman's IRA, 14,608 shares which may be acquired by Mr. Delman upon the exercise of stock options and 1,458 shares held by the Company's ESOP for the account of Mr. Delman.

                                         (Footnotes continued on following page)

-----------------------------

(7) Includes 12,364 shares which may be acquired by Mr. Smith upon the exercise of stock options.

(8) Includes 5,230 shares owned jointly with Mr. Blank's wife, with whom voting and dispositive power is shared, 14,400 shares held in Mr. Blank's IRA, 4,504 shares held in Mr. Blank's Keogh Account and 13,453 shares which may be acquired by Mr. Blank upon the exercise of stock options.

(9) Includes 18,700 shares held by Mr. Kildoo's wife, 65,989 shares owned jointly with Mr. Kildoo's wife, with whom voting and dispositive power is shared, 3,763 shares owned jointly by Mr. Kildoo's wife and mother-in-law and 11,892 shares which may be acquired by Mr. Kildoo upon the exercise of stock options.

(10) Includes 657 shares held by Mr. Thaner's wife, 8,680 shares owned jointly with Mr. Thaner's wife, with whom voting and dispositive power is shared, 59 shares held in Mr. Thaner's IRA, 42 shares held in Mr. Thaner's wife's IRA, 71 shares held in Mr. Thaner's wife's profit sharing plan, and 21,845 shares which may be acquired by Mr. Thaner upon the exercise of stock options.

Executive Officers Who Are Not Directors

     The following table sets forth certain information with respect to the executive officers of the Company who are not also directors of the Company. All executive officers of the Company are elected annually by the Board of Directors and shall serve at the discretion of the Board of Directors.


                                   Position with the Company and Principal Occupation
      Name              Age                     During the Past Five Years
------------------     ---- --------------------------------------------------------------
Frank D. Martz          43  Senior Vice President of Operations of the Company since April
                            1993 and Secretary of the Company since February 1991; Senior
                            Vice President of Operations of ESB Bank since April 1993 and
                            Secretary of ESB Bank since November 1989; Vice President of
                            Operations of the Company from February 1991 through April
                            1993 and of ESB Bank from November 1988 through April
                            1993.


                                   Position with the Company and Principal Occupation
      Name              Age                     During the Past Five Years
------------------     ---- --------------------------------------------------------------
Charles P. Evanoski     40  Senior Vice President and Chief Financial Officer of the
                            Company and ESB Bank since April 1993; Vice President of the
                            Company from November 1991 through April 1993 and
                            Treasurer/Controller of the Company from February 1991
                            through April 1993; Vice President of ESB Bank from
                            November 1991 through April 1993 and Treasurer/Controller of
                            ESB Bank from November 1988 through April 1993.

Todd F. Palkovich       44  Senior Vice President of Lending of the Company and ESB Bank
                            since April 1993; Vice President of Lending of the Company and
                            ESB Bank from March 1991 through April 1993; Commercial
                            Loan Officer with Union National Bank of Pittsburgh from 1987 to March 1991.

Robert C. Hilliard      49  Senior Vice President of Internal Audit/Compliance of the
                            Company and ESB Bank since March 1995.  President and Chief
                            Executive Officer of Economy from January 1993 to March
                            1995.  Vice President, Treasurer and Chief Financial Officer of
                            ESB Bancorp, Inc. from June 1989 to March 1994 and Vice
                            President, Treasurer and Chief Financial Officer of Economy
                            from April 1981 to December 1992.  Mr. Hilliard is a certified public accountant.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company knows of no person who owns 10% or more of the Company's Common Stock.

     Based solely on review of the copies of such forms furnished to the Company, the Company believes that during 1998, all Section 16(a) filing requirements applicable to its officers and directors were complied with.

The Board of Directors and Its Committees

     Regular meetings of the Board of Directors of the Company are held on a monthly basis and special meetings of the Board of Directors of the Company are held from time-to-time as needed.

     There were 18 meetings of the Board of Directors of the Company held during the 12 months ended December 31, 1998. No director attended fewer than 75% of both the aggregate total number of meetings of the Board of Directors held during the 12 months ended December 31, 1998 and the total number of meetings held by all committees of the Board on which the director served during such year.

     The Board of Directors of the Company has established various standing committees of the Board, including Executive, Compensation and Audit/Compliance Committees. The entire Board of Directors of the Company acts as a Nominating Committee.

     The Executive Committee of the Company is authorized to exercise the powers of the Board of Directors between regular meetings of the Board. Currently, Messrs. Skuba (Chairman), Salsgiver, Delman and Ms. Zuschlag serve as members of this Committee. During the 12 months ended December 31, 1998, the Executive Committee met twice.

     The Compensation Committee of the Company makes recommendations regarding officer salaries to the Board of Directors. Currently, Messrs. Salsgiver (Chairman), Kildoo and Smith serve as members of this Committee. During the 12 months ended December 31, 1998, the Compensation Committee met once.

     The Audit/Compliance Committee of the Company reviews the Company's records and affairs to determine its financial condition, reviews the Company's systems of internal control with management and the independent auditors, and monitors the Company's adherence in accounting and financial reporting to generally accepted accounting principles. Currently, Messrs. Blank (Chairman), Kildoo, Smith and Thaner serve as members of this Committee. The Audit/Compliance Committee met four times during the 12 months ended December 31, 1998.

     The Company and its subsidiaries have other committees comprised of officers and directors of the Company and such subsidiaries which meet for specific purposes. The Boards of Directors of the Company and its subsidiaries have authority under their respective Bylaws to establish such other committees from time-to-time as may be deemed necessary.

Directors' Compensation

     As of December 1, 1998, except as described below, all non-employee directors of the Company receive $756 per month (except for Mr. Skuba who receives $983 per month as Vice Chairman of the Company's Board of Directors) and are not compensated for attendance at committee meetings. Mr. Salsgiver receives $1,210 per month as Chairman of the Company's Board of Directors. In addition, fees are paid to members of the Board of Directors of ESB Bank, THF, Inc. and PennFirst Financial Services, Inc., subsidiaries of the Company. Full-time employee directors of the Company do not receive any fees for Board or committee meetings.

     During 1998, total compensation paid to directors of the Company amounted to $68,541 in the aggregate.
                             EXECUTIVE COMPENSATION
Summary

     The following table sets forth a summary of certain information concerning the compensation awarded to or paid by the Company or its subsidiaries for services rendered in all capacities during the last three fiscal years to the President and Chief Executive Officer and other executive officers of the Company, whose total compensation during the last fiscal year exceeded $100,000.

                           Summary Compensation Table

                                                                        Long Term Compensation
                                          Annual Compensation          -------------------------
                                   ---------------------------------      Awards       Payouts
                                                           Other       -------------------------      All Other
     Name and                                              Annual       Securities                  Compensation
 Principal Position          Year   Salary     Bonus    Compensation    Underlying       LTIP
                                                            (1)          Options       Payouts
----------------------------------------------------------------------------------------------------------------
Charlotte A. Zuschlag        1998  $262,451  $ 50,000        $--         8,800(2)        $--          $ 3,918(4)
President and Chief          1997   229,818   100,000         --         9,680(2)         --           39,158(5)
Executive Officer            1996   200,346    25,000         --         9,669(3)         --           28,282(6)

Charles P. Evanoski          1998  $106,546  $ 14,000        $--         3,300(2)        $--          $ 4,056(4)
Senior Vice President and    1997    95,439    18,300         --         3,630(2)         --           24,893(5)
Chief Financial Officer      1996    87,800    11,000         --         3,620(3)         --           16,941(6)

Frank D. Martz               1998  $106,546  $ 14,000        $--         3,300(2)(3)     $--          $ 4,056(4)
Senior Vice President of     1997    95,439    18,300         --         3,630(2)         --           24,893(5)
Operations and Secretary     1996    87,800    11,000         --         3,620(3)         --           16,941(6)

Todd F. Palkovich            1998  $106,546  $ 14,000        $--         3,300(2)        $--          $ 4,056(4)
Senior Vice President of     1997    95,439    18,300         --         3,630(2)         --           24,893(5)
Lending                      1996    87,800    11,000         --         3,620(3)         --           16,941(6)

Robert C. Hilliard           1998  $ 97,781  $ 13,000        $--         3,300(2)        $--          $ 3,877(4)
Senior Vice President of     1997    88,356    17,320         --         3,630(2)         --           23,222(5)
Internal Audit/Compliance    1996    84,106    10,000         --         3,620(3)         --           16,209(6)
=================================================================================================================================

---------------------

(1) Does not include amounts attributable to miscellaneous benefits received by the named executive officer, including the payment of club membership dues and the use and maintenance of an automobile owned by ESB Bank. In the opinion of management of the Company, the costs to the Company of providing such benefits to the named executive officer during the year ended December 31, 1998 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for such individual.

                                         (Footnotes continued on following page)

----------------------

(2) Consists of awards granted pursuant to the Company's 1997 Stock Option Plan. The awards in 1997 were adjusted for subsequent 10% stock dividends.

(3) Consists of awards granted pursuant to the Company's 1992 Stock Incentive Plan. The awards in 1996 were adjusted for subsequent 10% stock dividends.

(4) During the year ended December 31, 1998, consists of amounts allocated, accrued or paid by the Company on behalf of Ms. Zuschlag and Messrs. Evanoski, Martz, Palkovich and Hilliard pursuant to the Retirement Savings and Profit Sharing Plan and Trust ("Profit Sharing Plan") of $3,918, $4,056, $4,056, $4,056 and $3,877, respectively. ESOP allocations have not yet been made for 1998.

(5) During the year ended December 31, 1997, consists of amounts allocated, accrued or paid by the Company on behalf of Ms. Zuschlag and Messrs. Evanoski, Martz, Palkovich and Hilliard pursuant to the Profit Sharing Plan of $3,805, $3,805, $3,805, $3,805 and $3,699, respectively. During the year ended December 31, 1997, consists of amounts allocated, accrued or paid by the Company on behalf of Ms. Zuschlag and Messrs. Evanoski, Martz, Palkovich and Hilliard pursuant to the ESOP of $35,353, $21,088, $21,088, $21,088 and $19,523, respectively.

(6) During the year ended December 31, 1996, consists of amounts allocated, accrued or paid by the Company on behalf of Ms. Zuschlag and Messrs. Evanoski, Martz, Palkovich and Hilliard pursuant to the Profit Sharing Plan of $5,247, $3,458, $3,458, $3,458 and $3,294, respectively. During the year ended December 31, 1996, consists of amounts allocated, accrued or paid by the Company on behalf of Ms. Zuschlag and Messrs. Evanoski, Martz, Palkovich and Hilliard pursuant to the ESOP of $23,035, $13,483, $13,483, $13,483 and $12,915, respectively.

Stock Options

     The following table sets forth certain information concerning individual grants of stock options pursuant to the Company's 1997 Stock Option Plan and the 1992 Stock Incentive Plan to the named executive officers during the year ended December 31, 1998. There were no stock option grants pursuant to the Company's 1990 Stock Option Plan to the named executive officers during 1998.



                                                                                Potential Realizable Value at
                              Individual Grants                                      Assumed Annual Rates
                                                                                 of Stock Price Appreciation
                                       % of Total                                     for Option Term(3)
                                         Options
                           Options     Granted to    Exercise    Expiration
        Name               Granted     Employees(1)  Price(2)       Date              5%            10%
--------------------------------------------------------------------------------------------------------------
Charlotte A. Zuschlag       8,800        20.6%        $18.00      6/15/2008         $92,928       $232,056

Charles P. Evanoski         3,300         7.7%        $18.00      6/15/2008         $34,848       $ 87,021

Frank D. Martz              3,300         7.7%        $18.00      6/15/2008         $34,848       $ 87,021

Todd F. Palkovich           3,300         7.7%        $18.00      6/15/2008         $34,848       $ 87,021

Robert C. Hilliard          3,300         7.7%        $18.00      6/15/2008         $34,848       $ 87,021
--------------------------------------------------------------------------------------------------

---------------------------

(1) Percentage of options to purchase 42,790 shares of common stock granted to all employees during 1998.

(2) The exercise price was based on the market price of the common stock on the date of grant.

(3) Assumes compounded rates of return for the remaining life of the options and future stock prices of $28.56 and $44.37 at compounded rates of return of 5% and 10%, respectively.

     The following table sets forth certain information concerning exercises of stock options granted pursuant to the Company's 1997 Stock Option Plan, the 1992 Stock Incentive Plan and the 1990 Stock Option Plan by the named executive officers during the year ended December 31, 1998. All options were exercisable at December 31, 1998.


  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES

                                                                          Number of
                                                                          Securities
                                                                          Underlying      Value of Unexercised
                              Shares Acquired on                     Unexercised Options  in the Money Options
        Name                        Exercise     Value Realized         at Year End(1)       at Year End(2)
--------------------------------------------------------------------------------------------------------------
Charlotte A. Zuschlag                29,000        $357,570                 57,806               $387,838

Charles P. Evanoski                      --              --                 17,756                 84,555

Frank D. Martz                           --              --                 17,756                 84,555

Todd F. Palkovich                        --              --                 17,756                 84,555

Robert C. Hilliard                       --              --                 10,550                 34,723
--------------------------------------------------------------------------------------------------------------

---------------------

(1)  As adjusted for subsequent stock splits and 10% stock dividends.

(2)  Based on a per share market price of $16.00 at December 31, 1998.

Employment and Change of Control Agreements

     On June 13, 1990, ESB Bank entered into a three-year employment agreement (the obligations of which were assumed by the Company) with Ms. Zuschlag, the Company's President and Chief Executive Officer ("Employment Agreement"). Pursuant to the Employment Agreement, the salary level for Ms. Zuschlag may be adjusted each year as determined by the Board of Directors. Effective December 1, 1998, such amount was adjusted to $270,000. The Employment Agreement is automatically renewed for successive one-year terms on each anniversary date of the commencement of the Employment Agreement unless either the Board of Directors or Ms. Zuschlag provides contrary written notice to the other not less than 45 days in advance of such anniversary date. The Employment Agreement is terminable by the Company for just cause, as defined, at any time upon written notice or based upon certain events specified by the rules and regulations of the Office of Thrift Supervision ("OTS"). The Employment Agreement also contains provisions which provide Ms. Zuschlag with specified benefits in the event that she is terminated subsequent to a change in control, as defined, of the Company or Ms. Zuschlag terminates her employment subsequent to a change in control for good reason, as defined.

     The Employment Agreement defines "change in control" to include any of the following (i) a change in control as defined in 12 C.F.R. Section 574.4(a) and
(b) subject to the provisions of 12 C.F.R. Section 574.4(c); (ii) any change in control required to be reported pursuant to Item 6(e) of Schedule 14A promulgated under the Exchange Act; (iii) the acquisition of beneficial ownership by any person (as defined in Sections 13(d) and 14(d) of the Exchange
Act) of 25% or more of the combined voting power of the Company's then outstanding securities; or (iv) during any period of two consecutive years, a change in the majority of the Board of Directors for any reason unless the election of each new director was approved by at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     The Employment Agreement provides for severance payments and other benefits in the event of involuntary termination of employment in connection with any change in control of the Company. Severance payments will also be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to an acquisition of control, Ms. Zuschlag is assigned duties inconsistent with her position, duties, responsibilities and status immediately prior to such change in control. The severance payments from the Company will equal 2.99 times Ms. Zuschlag's average annual compensation for the preceding three years. Such amount will be paid within five business days following the termination of employment. As of December 31, 1998, Ms. Zuschlag would be entitled to severance payments of approximately $1.2 million in the event of a termination of employment in connection with any change in control of the Company. Section 280G of the Code, states that severance payments which equal or exceed three times the base compensation of the individual are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the employer is not entitled to deduct the amount of such excess payments. The Employment Agreement provides that if the severance payments to Ms. Zuschlag constitute excess parachute payments in the opinion of counsel to the Company in consultation with the Company's independent accountants, then payments shall be reduced to the largest amount that can be paid without constituting excess parachute payments.

     On December 1, 1998, the Company and ESB Bank (collectively, the "Employers" and individually, the "Employer" which means either the Company or ESB Bank) entered into change of control agreements with Messrs. Evanoski, Martz, Palkovich and Hilliard in order to assist the Employers in maintaining a stable and competent management base. The agreements provide for a three-year term, and subject to satisfactory performance reviews, among other things, shall extend on each anniversary date for an additional year so that the remaining term will be three years, unless either the Boards of Directors of the Employers or the executive provides contrary written notice to the other not less than 30 days in advance of such anniversary date. The agreements are automatically extended for an additional one year upon a Change in Control, as defined, of the Employer. The agreements provide for payments in the event that certain adverse actions are taken with respect to the executive's employment subsequent to a Change in Control of the Employer in an amount equal to 1.5 times the respective executive's Annual Compensation, as defined.

Compensation Committee

     Executive compensation is determined by the Compensation Committee of the Board of Directors. The report of the Compensation Committee with respect to compensation for the Chief Executive Officer and all other executive officers is set forth below, as defined.

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

     The executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"), which is composed of the individuals listed below this report, none of whom is a full-time employee director of the Company. The Committee makes recommendations regarding officer salaries to the Board of Directors.

     The Committee determines the level of salary increases, if any, to take effect on December 1 after reviewing various published surveys of compensation paid to executives performing similar duties for financial institutions and their holding companies, with a particular focus on the level of compensation paid by comparable institutions in ESB Bank's market. Also, it is the policy of the Committee to determine the salary components of executive compensation upon the basis of corporate performance, although the performance factors which the Committee considers are profitability, capital levels, and performance relative to such industry standards as problem asset levels, loan production, regulatory compliance, and asset-liability management. The Committee also considers whether or not the overall value of the Company has improved from year to year.

     The Company's executive compensation program has been designed to:

     1. Align the interests of executives with the interests of the stockholders by providing performance based awards in cash and stock; and

     2. Allow the Company to compete for and retain executives critical to the Company's success by providing an opportunity for compensation that is comparable to the levels offered by other companies in our market.

     Stock options were granted to Executive Officers of the Company during fiscal 1996. Ms. Zuschlag received 9,669 options and Messrs. Evanoski, Martz, Palkovich and Hilliard received 3,620 options, 3,620 options, 3,620 options and 3,620 options, respectively (adjusted for subsequent 10% stock dividends). Stock options were granted to Executive Officers of the Company during fiscal 1997. Ms. Zuschlag received 9,680 options and Messrs. Evanoski, Martz, Palkovich and Hilliard received 3,630 options, 3,630 options, 3,630 options and 3,630 options, respectively (adjusted for subsequent 10% stock dividends). Stock options were granted to Executive Officers of the Company during fiscal 1998. Ms. Zuschlag received 8,800 options and Messrs. Evanoski, Martz, Palkovich and Hilliard received 3,300 options, 3,300 options, 3,300 options and 3,300 options, respectively.

     Bonuses were paid to Executive Officers of the Company during fiscal 1996. Ms. Zuschlag received $25,000. Messrs. Evanoski, Martz, Palkovich and Hilliard were paid $11,000, $11,000, $11,000 and $10,000, respectively. Bonuses were paid to Executive Officers of the Company during fiscal 1997. Ms. Zuschlag received $100,000. Messrs. Evanoski, Martz, Palkovich and Hilliard were paid $18,300, $18,300, $18,300 and $17,320, respectively. Bonuses were paid to Executive Officers of the Company during fiscal 1998. Ms. Zuschlag received $50,000. Messrs. Evanoski, Martz, Palkovich and Hilliard were paid $14,000, $14,000, $14,000 and $13,000, respectively.

     Ms. Zuschlag's salary increased from $200,346 for fiscal 1996 to $229,818 for fiscal 1997 to $262,451 for fiscal 1998. Messrs. Evanoski, Martz and Palkovich's compensation increased from $87,800 for fiscal 1996 to $95,439 for fiscal 1997 to $106,546 for fiscal 1998. Mr. Hilliard's compensation increased from $84,106 for fiscal 1996 to $88,356 for fiscal 1997 to $97,781 for fiscal 1998. At the meeting of the Committee that determined Executive Officers salaries to be effective December 1, 1998, the Committee reviewed and considered various published compensation surveys, the Executive Officers increased scope of responsibilities relating to ESB Bank's continuing growth as well as the aforementioned factors. After reviewing the aforementioned factors, the Committee recommended to the Board of Directors an increase in salary to a level of $270,000 for Ms. Zuschlag.

                         The Compensation Committee

                         William B. Salsgiver (Chairman)
                         Lloyd L. Kildoo
                         Edmund C. Smith

Performance Graph

     The following two graphs compare the yearly cumulative total return on the Common Stock over five-year and eight-year (reflecting consummation of the Bank's reorganization into the holding company form of organization on July 1,
1991) measurement periods with (i) the yearly cumulative total return on the stocks included in the S&P 500 Total Return Index and (ii) the yearly cumulative total return on the stocks included in the SNL Securities All Banks and Thrifts Index. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable year.




                             [GRAPH APPEARS HERE]




                                           Period Ending
                   -----------------------------------------------------------
Index                12/31/93  12/31/94  12/31/95  12/31/96  12/31/97 12/31/98
------------------------------------------------------------------------------
ESB Financial Corp.   100.00    87.19     109.61    118.02    187.55   177.05
S&P 500               100.00   101.32     139.39    171.26    228.42   293.69
SNL All Bank &
  Thrift Index        100.00    97.79     152.24    211.02    323.93   343.85


                                                           Period Ending
                   --------------------------------------------------------------------------------------
Index                12/31/90  12/31/91  12/31/92  12/31/93  12/31/94 12/31/95 12/31/96 12/31/97 12/31/98
---------------------------------------------------------------------------------------------------------
ESB Financial Corp.   100.00   168.02     304.11    304.69    265.66   333.96   359.61   571.44   539.46
S&P 500               100.00   130.47     140.41    154.56    156.60   215.44   264.70   353.03   453.92
SNL All Bank &
  Thrift Index        100.00   162.37     222.96    247.42    241.95   376.67   522.10   801.47   850.75


Excess Benefit Plan

     On October 30, 1996, the Company adopted an Excess Benefit Plan ("EBP") for the purpose of permitting Ms. Zuschlag, and any other employees of the Company who may be designated pursuant to the EBP, to receive certain benefits that Ms. Zuschlag and any other employees of the Company otherwise would be eligible to receive under the Company's Retirement Plan and ESOP but for the limitations set forth in Sections 401(a)(17), 402(g) and 415 of the Internal Revenue Code of 1986, as amended (the "Code"). Pursuant to the EBP, during any plan year the Company shall make matching contributions on behalf of the participant in an amount equal to the amount of matching contributions that would have been made by the Company on behalf of the participant but for limitations in the Code, less the actual amount of matching contributions actually made by the Company on behalf of the participant. Finally, the EBP generally provides that during any plan year a participant shall receive a supplemental ESOP allocation in an amount equal to the amount which would have been allocated to the participant but for limitations in the Code, less the amount actually allocated to the participant pursuant to the ESOP. The supplemental benefits to be received by a participant pursuant to the EBP shall be credited to an account maintained pursuant to the EBP within 180 days after the end of each plan year. In connection with its adoption of the EBP, the Company adopted a trust which currently holds 2,553 shares of Common Stock to fund its obligation to Ms. Zuschlag under the EBP.

Indebtedness of Management

     In accordance with applicable federal laws and regulations, ESB Bank offers mortgage loans to its directors, officers and full-time employees for the financing of their primary residences as well as various consumer loans. These loans are generally made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. It is the belief of management that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features.

     Section 22(h) of the Federal Reserve Act generally provides that any credit extended by a savings institution to its executive officers, directors and, to the extent otherwise permitted, principal stockholder(s), or any related interest of the foregoing, must (i) be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the savings association with non-affiliated parties;
(ii) be pursuant to underwriting standards that are no less stringent than those applicable to comparable transactions with non-affiliated parties; (iii) not involve more than the normal risk of repayment or present other unfavorable features; and (iv) not exceed, in the aggregate, the institution's unimpaired capital and surplus, as defined.

     The following table sets forth information as to all directors and executive officers of the Company, including members of their immediate families and affiliated entities, who had loans with ESB Bank aggregating $60,000 or more during the 12 months ended December 31, 1998.

                                                               Highest                 Interest
                                                      Year     Balance     Principal     Rate
   Name and Position                Nature of         Loan   from 1/1/98  Balance at    as of
    or Relationship               Indebtedness        Made   to 12/31/98   12/31/98    12/31/98
-------------------------    ----------------------  -----   -----------  ----------   --------
Perry Homes(1)               Commercial real estate   1972     $  2,588   $       0      8.00%
                             Commercial real estate   1974      191,709           0      9.00
                             Commercial real estate   1974       18,378           0      8.50
                             Commercial real estate   1976      104,715           0      9.25
                             Commercial               1998       75,000           0      8.50
Ellwood City Hospital (2)    Commercial business      1994      613,895     122,779      5.00
 George W. Blank             Commercial               1991       32,000      31,000      8.25
   Supply Co., Inc.(3)       Commercial real estate   1998      129,000     123,244      8.75

                                                   (Footnotes on following page)

----------------------

(1) Mr. Salsgiver, a director of the Company since 1991 and ESB Bank since 1987, is one of the principals of Perry Homes, a property development and construction firm.

(2) Mr. Skuba, a director of the Company since 1991 and ESB Bank since 1988, is the President and Chief Executive Officer of the Ellwood City Hospital.

(3) Mr. Blank, a director of the Company since 1991 and ESB Bank since 1974, is the President of George W. Blank Supply Co., Inc.


          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has appointed KPMG LLP, as independent auditors for the Company for the year ending December 31, 1999, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting. The Company has been advised by KPMG LLP that neither the firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent public accountants and clients. KPMG LLP will have representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

     The Board of Directors recommends that you vote FOR the ratification of the appointment of KPMG LLP, as independent auditors for the year ending December 31, 1999. A majority of the total votes cast at the Annual Meeting is required for ratification of the appointment of the independent auditors.


                                 OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

          The cost of solicitation of proxies will be borne by the Company. The Company has retained Morrow & Company, a professional proxy solicitation firm, to assist in the solicitation of proxies. The fee arrangement with such firm is $3,000 plus reimbursement for out-of-pocket expenses. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                             STOCKHOLDER PROPOSALS

     Any proposal which a stockholder wishes to have included in the proxy solicitation materials to be used in connection with the next Annual Meeting of Stockholders of the Company, must be received at the principal executive offices of the Company, 600 Lawrence Avenue, Ellwood City, Pennsylvania 16117,
Attention: Secretary, no later than Wednesday, November 24, 1999. If such proposal is in compliance with all of the requirements of Rule 14a-8 promulgated under the Exchange Act, it will be included in the Company's Proxy Statement and set forth on the form of proxy issued for the next Annual Meeting of Stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

     Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article 10.F of the Company's Articles of Incorporation, which provides that to be properly brought before an annual meeting, business must be (a) properly brought before the meeting by or at the direction of the Board of Directors or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company, or not later than February 21, 2000 in connection with the 2000 Annual Meeting of Stockholders of the Company. A stockholder's notice must set forth, as to each matter the stockholder proposes to bring before an annual meeting, (a) a brief description of the business desired to be brought before the annual meeting and (b) certain other information set forth in the Articles of Incorporation. No stockholder proposals have been received by the Company in connection with the Annual Meeting.


                    ANNUAL REPORTS AND FINANCIAL STATEMENTS

     Stockholders of the Company as of the Voting Record Date for the Annual Meeting are being forwarded a copy of the Company's Annual Report to Stockholders for the twelve months ended December 31, 1998 ("Annual Report"). Included in the Annual Report are the consolidated statements of financial condition of the Company as of December 31, 1997 and 1998 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, prepared in accordance with generally accepted accounting principles, and the related report of the Company's independent public accountants. The Annual Report is not a part of this Proxy Statement.

     Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of its Annual Report on Form 10-K filed with the SEC under the Exchange Act for the year ended December 31, 1998. Upon written request, the Company will furnish to any such stockholder a copy of the exhibits to the Annual Report on Form 10-K. Such written requests should be directed to ESB Financial Corporation, 600 Lawrence Avenue, Ellwood City, Pennsylvania 16117, Attention: Secretary. The Annual Report on Form 10-K is not a part of this Proxy Statement.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ Frank D. Martz

                              Frank D. Martz
                              Senior Vice President of Operations and
                                Secretary

March 23, 1999
Ellwood City, Pennsylvania

ESB FINANCIAL CORPORATION                                        REVOCABLE PROXY

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ESB FINANCIAL CORPORATION ("COMPANY") FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 20, 1999 AND AT ANY ADJOURNMENT THEREOF.

     The undersigned hereby appoints the Board of Directors of the Company, or any successors thereto, as proxies, with full powers of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Connoquenessing Country Club located at RD #2, Route 65, Ellwood City, Pennsylvania, on April 20, 1999, at 4:00 p.m., Eastern Time, or at any adjournment thereof, with all the powers that the undersigned would possess if personally present, as indicated on the reverse side hereof.


1.   Election of Directors


[_]       FOR all nominees listed     [_]   WITHHOLD AUTHORITY to

          (except as marked to the          vote for all nominees
           contrary.)                       listed.

          Nominees for three-year term: Herbert S. Skuba, Charlotte A. Zuschlag and William B. Salsgiver

    (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. Proposal to ratify the appointment of KPMG LLP as the Company's independent auditors for fiscal 1999.

        [_]     FOR                [_]     AGAINST           [_]     ABSTAIN

          In their discretion, the proxies are authorized to vote with respect to approval of the minutes of the last meeting of stockholders, the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the meeting.

          The Board of Directors recommends that you vote FOR the nominees listed on the reverse side hereof and FOR Proposal 2. You are encouraged to specify your choices by marking the appropriate boxes on the reverse side; however, you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. This proxy may not be voted for any person who is not a nominee of the Board of Directors of the Company. This proxy may be revoked at any time before it is exercised.

          Shares of Common Stock of the Company will be voted as specified. If no specification is made, shares will be voted FOR the election of the Board of Directors' nominees to the Board of Directors, FOR Proposal 2, and otherwise at the discretion of the proxies.

          The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company called for April 20, 1999, a Proxy Statement for the Annual Meeting and the 1998 Annual Report to Stockholders.

          PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.



                                       Date:                        , 1999
                                             -----------------------

                                       -----------------------------------
                                                     Signature


                                       -----------------------------------
                                                     Signature


          Please sign exactly as your name(s) appear(s) on this proxy. Only one signature is required in case of a joint account. When signing in a representative capacity, please give title.